Exhibit 10(j)


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and between TXU CORP. ("Company"), and C. John Wilder ("Executive"), and is dated as of February 21, 2004. The Agreement is designed to strengthen the link between Executive's compensation and long-term shareholder value.

                                   WITNESSETH:

         WHEREAS, Company desires to employ Executive and Executive desires to accept such employment commencing on the Effective Date (as defined below), in each case on the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Company and Executive agree as follows:

Article 1:  EMPLOYMENT AND DUTIES
            ---------------------

        1.1 Employment; Effective Date. Company agrees to employ Executive and
            --------------------------
Executive agrees to be employed by Company, beginning on February 23, 2004 (the "Effective Date") and continuing for the period of time set forth in Article 2 of this Agreement, subject to the terms and conditions of this Agreement.

        1.2 Positions. From and after the Effective Date, Company shall employ
            ---------
Executive in the positions of President and Chief Executive Officer of Company and shall, for the full term of Executive's employment hereunder, cause Executive to be nominated for election as a director of Company and use its best efforts to secure such election. Executive shall be appointed as a director of Company at the regularly scheduled Board of Directors meeting coinciding with or next following the Effective Date. In addition, effective as of the Board of Directors meeting immediately following the Company's 2005 annual meeting of shareholders, Company shall use its best efforts to cause the Board to elect Executive as Chairman of the Board of Directors.

        1.3 Duties and Services. Executive agrees to serve in the positions
            -------------------
referred to in paragraph 1.2 and, if appointed or elected, as a director of Company and/or Chairman of the Board of Directors, to perform diligently and to the best of his abilities the duties and services appertaining to such offices as set forth in the Bylaws of Company in effect on the Effective Date, as well as such additional duties and services appropriate to such offices which the parties mutually may agree upon from time to time. During the Term (as defined below)Executive shall report directly to the Board of Directors.

Article 2:  TERM AND TERMINATION OF EMPLOYMENT
            ----------------------------------

        2.1 Term. Unless sooner terminated pursuant to other provisions hereof, Company agrees to employ Executive for a five-year period beginning on the Effective Date ("Term"), provided that the Term shall be automatically renewed for successive one-year periods following the expiration of the five-year period described above, unless either party provides the other party with notice (at least one year before the expiration of the applicable Term) of its (or his) intention not to renew the Term, in which case the Term shall expire at the end of the current Term.

Notwithstanding anything to the contrary herein, (i) in the event of a Change in Control (as defined below) when there is less than two (2)years left to the Term, or (ii) if, at the time this Agreement would otherwise expire, Company is in the process of negotiating, with the approval of the Board of Directors or a committee thereof, with a third party pursuant to a letter of intent, memorandum of understanding, confidentiality agreement or other similar evidence of active negotiation concerning a potential transaction or event which, if consummated, would constitute a Change in Control ("Contemplated Change in Control"), in either case (i) or (ii) above this Agreement shall not expire and the Term shall automatically be extended to the earlier of (a) sixty
(60) days after a formal decision by Company or the third party to cease negotiations concerning such Contemplated Change in Control, such formal decision to be evidenced by correspondence between Company and the third party, or a resolution of the Board of Directors or a committee thereof; or (b) two (2) years following the consummation of the Change in Control described in clause
(i) above or resulting from such negotiation as described in clause (ii) above.

        2.2 Company's Right to Terminate. Notwithstanding the provisions of paragraph 2.1, Company, acting pursuant to an express resolution of the Board of Directors, shall have the right to terminate Executive's employment under this Agreement at any time for any of the following reasons:

        (i)      upon Executive's death;

        (ii) upon Executive's becoming disabled within the meaning of Company's Long-Term Disability Plan, provided such plan requires Executive to be unable to perform his duties hereunder due to sickness or injury for a period of at least 180 consecutive days (a "Disability");

        (iii) if, in carrying out his duties hereunder, Executive engages in conduct that constitutes (1) a breach of his fiduciary duty to Company or its shareholders, (II) gross neglect or (III) gross misconduct resulting, in any case, in material economic harm to Company, or upon the conviction of Executive for a felony or other crime involving moral turpitude; or

        (iv) for any other reason whatsoever, in the sole discretion of the Board of Directors.

    For purposes of this Agreement, a termination by Company under clause
(iii) above shall constitute a termination by Company for "Cause." Notwithstanding the foregoing, Company may not terminate Executive's employment for Cause unless (i) a determination that Cause exists is made and approved by a majority of Company's Board of Directors, (ii) Executive is given at least thirty (30) days written notice of the Board of Directors meeting called to make such determination, and (iii) Executive and his legal counsel are given the opportunity to address such meeting.

     2.3      Executive's  Right to  Terminate.  Notwithstanding  the
              --------------------------------
provisions of paragraph 2.1, Executive shall have the right to terminate his employment under this Agreement at any time for any of the following reasons:

          (i) the assignment to Executive by the Board of Directors of duties materially inconsistent with the duties associated with the positions described in paragraph 1.2 as such duties are constituted as of the Effective Date, or the failure of Company or the Board of Directors to elect or reelect Executive to any of the positions described in paragraph 1.2 or the removal of him from any such positions;

          (ii) a material diminution in the nature or scope of Executive's authority, responsibilities, or titles from those applicable to him as of the Effective Date, including a change in the reporting structure so that Executive reports to someone other than the Board of Directors;

          (iii) the occurrence of acts or conduct on the part of Company, its Board of Directors, or its officers, representatives or stockholders which prevent Executive from, or substantively hinder Executive in, performing his duties or responsibilities pursuant to this Agreement;

          (iv) Company requiring Executive to be permanently based anywhere outside of Dallas County or Tarrant County, Texas;

          (v) the taking of any action by Company that would materially adversely affect the corporate amenities enjoyed by Executive on the Effective Date;

          (vi) a material breach by Company of any provision of this Agreement which, if correctable, remains uncorrected for 30 days following written notice of such breach by Executive to Company, it being agreed that any reduction in Executive's then current annual base salary, any reduction in Executive's Target Bonus (as defined below) or any failure to make the annual restricted stock awards provided for in Section 3.6, shall constitute a material breach by Company of this Agreement;

          (vii) failure to appoint Executive as a director at or before the regularly scheduled Board of Directors meeting coinciding with or next following the Effective Date;

          (viii) failure to elect Executive as Chairman of the Board of Directors at or before the regularly scheduled Board or Directors meeting immediately following the Company's 2005 annual meeting of shareholders;

          (ix) within six months after a Change in Control, for any reason in the sole discretion of Executive; or

          (x) before a Change in Control or after the sixth month after a Change in Control, for any other reason whatsoever, in the sole discretion of Executive.

For purposes of this Agreement, (I) a termination of employment by Executive under any of clauses (i) through (viii), and a termination of employment by Executive under clause (ix) where the Change in Control occurs after the fourth annual anniversary of the Effective Date, shall constitute a termination of employment by Executive for "Good Reason," (II) a termination of employment by Executive under clause (ix) where the Change in Control occurs on or before the fourth annual anniversary of the Effective Date shall constitute a termination of employment by Executive following a Change in Control as described in Section 4.5 herein, and (III) a termination of employment by Executive under clause (x) above shall constitute a termination of employment by Executive "without Good Reason".

      2.4 Notice of Termination. If Company or Executive desires to terminate
          ---------------------
Executive's employment hereunder at any time prior to expiration of the term of employment as provided in paragraph 2.1, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Executive's employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.

      2.5 Liability for Damages. Notwithstanding anything herein to the
          ---------------------
contrary, Company agrees not to pursue any claim against Executive resulting from Executive's termination of this Agreement prior to the expiration of the Term.

Article 3:        COMPENSATION AND BENEFITS
                  -------------------------

      3.1 Base Salary. During the Term, Executive shall receive an annual base
          -----------
salary equal to $1,250,000, or such higher amounts as determined in the sole discretion of the Board. Executive's annual base salary shall be paid in equal installments in accordance with Company's standard policy regarding payment of compensation to executives.

      3.2 Special  Signing  Bonus.  On the  Effective  Date,  Company  shall
          -----------------------
make a lump-sum  cash payment to Executive in the amount of $1,000,000.


      3.3 Annual Bonus. In addition to the base salary, during each calendar
          ------------
year during the Term commencing with calendar year 2004, Executive shall have the opportunity to earn an annual cash bonus ("Bonus") under and subject to the terms and conditions of the TXU Annual Incentive Plan ("AIP"). For purposes of this Agreement, Executive's "Target Bonus" shall be 200% of Executive's annualized base salary. It is expected that the AIP will be administered such that there is an equal probability of Executive's Bonus exceeding the Target Bonus as there is of Executive's Bonus being less than the Target Bonus. To the extent the limitation on awards provided for under the AIP would limit the amount of the Bonus contemplated herein, any amount over and above such AIP limit will be paid by Company contemporaneously with the payment under the AIP. Executive's Bonus for calendar year 2004 shall be no less than his full Target Bonus.

     3.4 Special Long-Term Incentive Compensation. The Company will, as soon as
         ----------------------------------------
reasonably practical and in any event within thirty (30) days following the Effective Date, contribute 500,000 shares of the Company's common stock ("Trust Shares") to a trust to be established by the Company ("Trust"). Executive's right to receive such Trust Shares shall be nonforfeitable at all times. The trustee of the Trust shall be an independent trustee mutually agreeable to Executive and Company. The sole beneficiary of the Trust shall be Executive. The sole purpose of the Trust shall be to hold the Trust Shares and distribute them to Executive in accordance with the terms of the Trust, which shall be consistent with the provisions of this Section.

         Dividends on the Trust Shares, while held in the Trust, will be reinvested in Company common stock and maintained in the Trust, and will be deemed to constitute Trust Shares. Prior to distribution of the Trust Shares in accordance with the provisions of this Section, the trustee of the Trust shall have and exercise all incidents of ownership with respect to the Trust Shares, and Executive shall have no right or interest in the Trust Shares other than the right to receive the Trust Shares in accordance with, and subject to, the provisions of this Section.

         Unless Executive has made an election to defer distribution of such Trust Shares, (1) upon the third annual anniversary of the Effective Date the Company shall direct the trustee of the Trust to immediately distribute to Executive 50% of such Trust Shares and (2) upon the sixth annual anniversary of the Effective Date the Company shall direct the trustee of the Trust to immediately distribute to Executive the remaining and then existing Trust Shares, and the trust will thereupon terminate. Upon such distributions, Executive will own the Trust Shares so distributed without any restrictions or limitations of any kind other than legal restrictions and limitations relating to Executive's position with the Company. Notwithstanding anything in the foregoing to the contrary, Executive may elect in his sole discretion to receive his distributions in cash rather than Trust Shares.

         In the event that Executive's employment with the Company terminates prior to the third or sixth annual anniversaries of the Effective Date, as applicable, the timing of the distribution of the Trust Shares shall be determined in accordance with Article 4 herein.

         Company shall, if Executive so requests, satisfy any income tax withholding obligations in respect of the delivery of the Trust Shares otherwise issuable to Executive by instructing the Trustee to issue the appropriate number of Trust Shares necessary to satisfy Company's withholding tax obligations to Company.

        3.5      Phantom  Performance  Shares.  On the  Effective  Date,
                 ----------------------------
Executive will be awarded theequivalent of 1,000,000 shares ("Performance Units") of the common stock of Company. The Performance Units shall be segregated and maintained in three (3) separate record keeping accounts ("Accounts") of 333,333, 333,333 and 333,334 Performance Units respectively. If and when dividends are paid on Company common stock, each Account shall be credited with additional Performance Units in an amount equal to the value of the number of full and fractional shares of Company common stock which could have been purchased with the amount of the dividend that would have been paid if such stock were held in the Account. For purposes of crediting this theoretical dividend to the Accounts, each Performance Unit shall be equivalent to one share of Company common stock. In the event of any reorganization, recapitalization, reclassification, stock split, reverse stock split, combination, share exchange, or other similar event involving Company common stock, an appropriate adjustment shall be made in the Accounts to prevent the enlargement or dilution of rights.

         The Accounts shall vest and be distributed to Executive in accordance with the following table if and when, during the period ending on the eighth annual anniversary of the Effective Date, Company's common stock, as reported on the principal exchange on which Company's common stock trades, attains the share price set forth below and maintains no less than such share price for a period of thirty (30) consecutive trading days:

         Account               Threshold Strike
                                     Price
         --------------------------------------
         1st Account (originally          $29
         compromising 333,333
         Performance Units)
         --------------------------------------
         2nd Account (originally          $31
         compromising 333,333
         Performance Units)
         --------------------------------------
         3rd Account (originally          $33
         compromising 333,334
         Performance Units)
         --------------------------------------

         Unless Executive has made an election to defer distribution of such Performance Units, such distributions shall occur immediately after the above-described threshold share price is achieved or as provided in Article 4 hereto. Executive shall have the right in his sole discretion to elect to receive the distribution of such Performance Units in the form of cash or common stock of the Company. Except as provided in Article 4 herein, in the event Company's common stock does not meet one of the threshold share prices as set forth above on or before the eighth annual anniversary of the Effective Date, the applicable Account (and corresponding Performance Units) will be forfeited.

         Company shall, if Executive so requests, satisfy any income tax withholding obligations in respect of the distributions described above by withholding appropriate amounts in shares or cash from such distributions.

        3.6 Annual Lops:-Term Incentive Compensation Grants. Executive will be
            -----------------------------------------------
entitled to receive annual restricted stock awards under and subject to the terms of the TXU Long-Term Incentive Compensation Plan ("LTICP") as described in this Section 3.6. Each such award will be made following, and in connection with, the executive officer annual review by the Organization & Compensation Committee of Company's Board of Directors ("O&C Committee"), and will, except as expressly described herein, be subject to terms, conditions and restrictions comparable to those contained in awards heretofore granted to executive officers under the LTICP, or such other terms, conditions and restrictions as may be approved by the O&C Committee with the concurrence of Executive.

         Performance-Based Restricted Stock Awards. In 2004, Executive will be
         -----------------------------------------
entitled to receive two "performance-based" restricted stock awards, with a target of 150,000 shares each, one such award having a two-year performance period (i.e., April 1, 2004 through March 31, 2006), and the other award having a three-year performance period (i.e., April 1, 2004 through March 31, 2007). In addition to such awards in 2004, Executive will be entitled to receive a "performance-based" award of restricted stock of 150,000 shares in each of 2005, 2006 and 2007, as well as in each year that this Agreement is extended beyond the initial five (5) year Term. Subject to any limitations under the LTICP, Company shall distribute the shares underlying each award simultaneously with the distribution of comparable awards to other executives of Company after the above-described performance objectives are certified by the O&C Committee to have been achieved, or as provided in Article 4 hereof. Each Performance-Based Restricted Stock Award also earns the cash equivalent of the dividends paid during the performance period. Dividends during the performance period attributable to such restricted stock awards will be reinvested in Company common stock and shall become additional shares of restricted stock.

         As the following chart illustrates, and notwithstanding any provisions of the LTICP to the contrary, performance for all Performance-Based Restricted Stock Awards granted under this Section 3.6 shall be measured by Company's total shareholder return ("TSR") relative to the other companies that comprise the Standard and Poors Electric Utilities Index ("SPELEC") over the performance period. Minimum, target and maximum performance levels are set in terms of Company's TSR performance against the SPELEC quartiles.


 Perfor-
 mance
 Levels                Zero           Minimum          Target           125% of        150% of              Maximum
                                                                       Target          Target

 TSR                 40.99th         41st to           51st to         61st to         71st to                81st
 Ranges             percentile       50.99th           60.99th         70.99th         80.99th              percentile
                    and below      percentiles     percentiles      percentiles      percentiles            and above

Payouts             No payout      Interpolate     Interpolate       Interpolate      Interpolate             Maximum
                                     between           between          between        between                payout
                                      Minimum          100% of          125% of        150% of               (200% of
                                    and Target       Target and      Target and       Target and              Target)
                                     (50% to           125% of          150% of        Maximum
                                     100% of           Target          Target          (150% and
                                     Target)                                           200% of
                                                                                       Target

 Number of              0          75,000 to         150,000 to       187,500 to      225,000 to              300,000
 Shares                             149,999           187,499          224,999         299,999
 (150,000
 share target)
 excluding
 reinvested
 dividends

         Except as provided in Section 4.3, once such awards have been granted, they shall be paid in full at the end of the performance period based on actual performance regardless of whether Executive's employment has previously terminated. In the event Executive's employment with Company terminates prior to any of the above-described awards being granted to Executive, such awards shall be subject to the provisions of Article 4 herein. In the event that Company is unable to make restricted stock awards or distributions under the LTICP at one or more of the above-referenced times, Executive will be entitled to receive an award or distribution in cash equal in value to the applicable award or distribution provided for above.

         Company shall, if Executive so requests, satisfy any income tax withholding obligations in respect of the payment of any amounts under the LTICP by withholding shares or cash otherwise issuable to Executive.

        3.7 Vacation and Sick Leave. During each year of his employment,
            -----------------------
Executive shall be entitled to vacation and sick leave benefits equal to the maximum available to any Company executive, determined without regard to the period of service that might otherwise be necessary to entitle Executive to such vacation or sick leave under standard Company policy.

        3.8 Other Employee Benefits. Executive shall be entitled to participate
            -----------------------
in all of Company's employee benefit plans, programs, arrangements and fringe benefit policies made available to similarly situated senior executives of the Company to the extent he is qualified to do so by virtue of his employment with Company, subject to the terms, conditions and limitations of such plans, arrangements and policies, as they may be amended from time to time.

        3.9 Other  Perquisites.  During his employment  hereunder,  Executive
            ------------------
shall be afforded the following benefits as incidences of his employment:

            (i) Business and Entertainment Expenses - Subject to Company's standard policies and procedures with respect to expense reimbursement as applied to its executive employees generally, Company shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, including dues and fees to industry and professional organizations, costs of entertainment and business development, and costs reasonably incurred as a result of Executive's spouse accompanying Executive on business travel. Company shall also pay on behalf of Executive the expenses of one club selected by Executive. Company shall also reimburse Executive for all of the professional fees and expenses incurred by him in connection with the negotiation and documentation of this Agreement.

            (ii) Parking - Company shall provide at no expense to Executive a reserved parking place convenient to Executive's headquarters office.

            (iii)Security and Safety: Use of Company Airplane - For personal security and safety, during the Term, Company shall provide Executive and his spouse with the use of Company airplane, private jet service or first class commercial airline tickets for travel in connection with Company business. The Company will seek to qualify Executive for the IRS Security Rule that apply to an employee that is part of an overall security program. This will include conducting a security study by an independent security consultant for Executive and his immediate family and taking the necessary steps to implement the recommendations of the study at the expense of Company. Company will provide Executive and his immediate family members with air travel (including use, subject to reasonable availability, of Company airplane) between Company offices and his residence in Mandeville, Louisiana, and will provide Executive with an income tax gross-up payment for any income tax attributable to such travel. In addition, for reasons of security and safety, Executive and his family members may use Company's airplane, subject to reasonable availability, for personal travel; provided, that such use will result in imputed income to Executive (which will not be grossed-up), determined in accordance with Internal Revenue Service rules and regulations.

             (iv) Relocation Expenses - Company shall reimburse Executive for all costs incurred by Executive in connection with the relocation of Executive and his family from Mandeville, Louisiana to Dallas, Texas, with the objective of keeping Executive whole financially with respect to his relocation to Dallas, Texas. To the extent that any of the relocation expense reimbursements constitute taxable income to Executive, Company will provide Executive with income tax gross-up payments for any income tax attributable to such reimbursement. If Executive so requests in writing, Company shall provide Executive with a payment equal to the greater of (a) Executive's actual equity in his current residence in Mandeville, Louisiana, as evidenced by receipts provided by Executive to Company, or (b) the appraised value of such residence pursuant to an appraisal performed by an independent appraiser (the "Equity"). Company shall engage a relocation company to sell such residence at Company's expense. In the event that the actual sales price of Executive's residence is greater than the Equity, Company shall retain such excess. In the event that the actual sales price of Executive's residence is less than the Equity, Company shall bear such loss and Executive shall not be responsible for paying any additional amounts to Company.

              (v) Temporary Living Expenses - In addition to amounts available for temporary living expenses under Company's standard relocation policy, Company shall, for a period of eighteen (18) months from the Effective Date, pay Executive $8,000 per month as a housing allowance, plus gross-up payments for any income tax attributable to such housing allowance.

Article 4: EFFECT OF TERMINATION ON COMPENSATION
           -------------------------------------
         4.1 By Expiration of Term. If Executive's employment hereunder shall
             ---------------------
terminate upon expiration of the Term, then all compensation and all benefits to Executive hereunder shall terminate contemporaneously with termination of his employment, except that:

            (i) Company shall pay to Executive all Accrued Obligations (as defined below in Section 4.8) in a lump sum in cash within thirty
         (30) days after the date of termination of Executive's employment (the "Date of Termination"). For the avoidance of doubt, salary, annual bonus, vacation and sick leave, other employee benefits (except for COBRA Coverage (as defined below)) and other perquisites shall cease to accrue as of the Date of Termination.

           (ii) Company shall pay Executive a pro rata annual Bonus for the year of termination based on actual performance at the time when bonuses are paid to senior executives generally.

           (iii) All outstanding awards which had been made to Executive pursuant to Section 3.6 under the heading "Performance-Based Restricted Stock Awards" (for purposes of this Article 4, "Performance-Based Restricted
         Stock Awards") shall be paid at the times and in the amounts and subject to the terms and conditions of such awards.

           (iv) To the extent not previously paid, the award of Performance Units made to Executive under Section 3.5 shall not forfeit and shall be paid if and when the performance criteria for distribution of such award are satisfied at any time on or before the eighth annual anniversary of the Effective Date.

           (v) Company shall provide Executive and his eligible dependents with continuous health care coverage under and subject to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA Coverage") at the prevailing active employee rate for up to eighteen
         (18) months from such termination.

           (vi) Company's obligations under Sections 4.6, 5.3 and 5.5 shall continue.

           (vii) Company shall, at its cost, provide Executive with Office and Related Services (as defined below in Section 4.8).

           (viii) Company shall pay any amounts owed but unpaid to Executive under any plan, policy or program of Company as of the date of termination at the time provided by, and in accordance with the terms of, such plan, policy or program, including the awards under Section
         3.4 herein and any annual Bonus earned in the prior calendar year or a portion thereof as described in Section 3.3.

         4.2 By Company Without Cause or By Executive for Good Reason Prior to
             -----------------------------------------------------------------
Expiration of Term. If Executive's employment hereunder shall be terminated by
------------------
Company without Cause, or by Executive for Good Reason, prior to the expiration of the nTerm then, upon such termination, the payments and benefits described below will be provided to Executive, or in the event of Executive's death, to his spouse (or his estate if his spouse does not survive him):

           (i) Company shall pay to the Executive all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination. For the avoidance of doubt, salary, annual bonus, vacation and sick leave, other employee benefits (except for COBRA Coverage and retiree medical) and other perquisites shall cease to accrue as of the Date of Termination.

           (ii)Company shall immediately pay Executive a lump sum payment equal to the then current annualized base salary provided for under Section
         3.1 and the Target Bonuses due as described in Section 3.3, through the remainder of the Term, provided that the lump sum shall not be less than two (2) times the sum of Executive's annualized base salary and Target Bonus.

            (iii) Company shall pay Executive a pro rata annual Bonus for the year of termination based on actual performance at the time when bonuses are paid to senior executives generally.

            (iv) All outstanding Performance-Based Restricted Stock Awards shall be paid at the times and in the amounts and subject to the terms and conditions of such awards.

         Additionally, all ungranted Performance-Based Restricted Stock Awards that would have been made to Executive pursuant to Section 3.6 on or prior to the expiration date of the initial 5-year Term shall be immediately granted. The performance period for each such previously ungranted Performance-Based Restricted Stock Award shall be the performance period that would have applied had the award been made at the time provided for in Section 3.6. Each such previously ungranted Performance-Based Restricted Stock Award shall be delivered or paid following the applicable performance period in accordance with the terms of the award.

             (v) To the extent not previously paid, the award of Performance Units made to Executive under Section 3.5 shall not forfeit and shall be paid if and when the performance criteria for distribution of such award are satisfied at any time on or before the eighth annual anniversary of the Effective Date.

             (vi)The Special Long-Term Incentive Compensation Award provided for in Section 3.4 shall immediately be distributed to Executive.

             (vii) Company shall provide Executive and his eligible dependents with COBRA Coverage at the prevailing active employee rate for up to eighteen (18) months from such termination. Thereafter, Executive and his eligible dependents shall be deemed eligible for any retiree medical coverage maintained by Company.

             (viii) Company's obligations under Sections 4.6, 5.3 and 5.5 shall continue.

             (ix) Company shall, at its cost, provide Executive with Office and Related Services.

             (x) Company shall pay any amounts owed but unpaid to Executive under any plan, policy or program of Company as of the date of termination at the time provided by, and in accordance with the terms of, such plan, policy or program, including any unpaid annual Bonus earned in the prior calendar year or portion thereof as described in
         Section 3.3.

         4.3 By Executive Without Good Reason or By Company for Cause. If
             --------------------------------------------------------
Executive's employment hereunder shall be terminated by Company with Cause or by Executive without Good Reason, then all compensation and benefits to Executive hereunder shall terminate contemporaneously with the termination of such employment, except that:

             (i) Company shall pay to the Executive all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination. For the avoidance of doubt, salary, annual bonus, vacation and sick leave, other employee benefits (except for COBRA Coverage) and other perquisites shall cease to accrue as of the Date of Termination.

             (ii) Company shall provide Executive and his eligible dependents with COBRA Coverage at the prevailing employee COBRA rate for up to eighteen (18)months from such termination.

            (iii)Company's obligations under Sections 4.6, 5.3 and 5.5 shall continue.

            (iv) Company shall pay any amounts owed but unpaid to Executive under any plan, policy or program of Company as of the date of termination at the time provided by, and in accordance with the terms of, such plan, policy or program, including any awards under Section
         3.4 herein and any annual Bonus earned in the prior calendar year or portion thereof as described in Section 3.3.

            (v) Any unvested or ungranted awards described in Sections 3.5 and shall be forfeited.

         4.4 Upon Executive's Death or Disability. In the
             ------------------------------------
event of Executive's death or Disability during the Term, this Agreement shall terminate, and Executive, or Executive's spouse in the event of his death (or his estate in the event his spouse does not survive him) will be entitled to receive the following:

            (i) Company shall pay to the Executive all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination. For the avoidance of doubt, salary, annual bonus, vacation and sick leave, other employee benefits (except for COBRA Coverage) and other perquisites shall cease to accrue as of the Date of Termination.

            (ii) Company shall immediately pay Executive (or Executive's surviving spouse or estate, as the case may be) a lump sum payment equal to two (2) times the sum of Executive's then current annualized base salary provided for under Section 3.1 plus the Target Bonus defined in Section 3.3.

            (iii) Company shall pay Executive a pro rata annual Bonus for the year of termination based on actual performance at the time when bonuses are paid to senior executives generally.

            (iv) All outstanding Performance-Based Restricted Stock Awards shall be paid at the times and in the amounts and subject to the terms and conditions of such awards. Additionally, all ungranted Performance-Based Restricted Stock Awards that would have been made to Executive pursuant to Section 3.6 during the two (2) year period following the date of Executive's death or Disability shall be immediately granted. The performance period for each such previously ungranted Performance-Based Stock Award shall be the performance period that would have applied had the award been made at the time provided for in Section 3.6. Each such previously ungranted Performance-Based Restricted Stock Award shall be delivered or paid following the applicable performance period in accordance with the terms of the award. Any Performance-Based Restricted Stock Awards provided for in Section 3.6 which remain ungranted after application of this subsection 4.4(iv) shall be forfeited.

            (v) To the extent not previously paid, the award of Performance Units made to executive under Section 3.5 shall not forfeit and shall be paid if and when the performance criteria for distribution of such award are satisfied at any time on or before the eighth annual anniversary of the Effective Date.

            (vi) The Special Long-Term Incentive Compensation award provided for in Section 3.4 shall immediately be distributed to Executive or to his estate, as applicable.

            (vii) Company shall provide Executive and his eligible dependents with COBRA Coverage at the prevailing active employee rate for up to thirty-six (36) months from such termination.

            (viii) Company's obligations under Sections 4.6, 5.3 and 5.5 shall continue.

            (ix) Company shall pay any amounts owed but unpaid to Executive under any plan, policy or program of Company as of the date of termination at the time provided by, and in accordance with the terms of, such plan, policy or program, including any annual Bonus earned in the prior calendar year or portion thereof as described in Section 3.3.

         4.5 Termination by Executive Following Change in Control.
             ----------------------------------------------------
If Executive terminates his employment with Company (or its successor) within six months after a Change in Control that occurs on or before the fourth annual anniversary of the Effective Date for any reason in his sole discretion, Executive will be entitled to the following benefits:

            (i) Company (or its successor) shall pay to the Executive all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination. For the avoidance of doubt, salary, annual bonus, vacation and sick leave, other employee benefits (except for COBRA Coverage and retiree medical) and other perquisites shall cease to accrue as of the Date of Termination.

            (ii) Company (or its successor) shall pay Executive a pro rata annual Bonus for the year of termination based on actual performance at the time when bonuses are paid to senior executives generally.

            (iii) All outstanding Performance-Based Restricted Stock Awards shall not forfeit and shall be paid at the times and in the amounts and subject to the terms and conditions of such awards. However, any ungranted Performance-Based Restricted Stock Awards shall be forfeited.

            (iv) To the extent not previously paid, the award of Performance Units made to Executive under Section 3.5 shall not forfeit and shall be paid if and when the performance criteria for distribution of such award are satisfied at any time on or before the eighth annual anniversary of the Effective Date.

            (v) Company (or its successor) shall provide Executive and his eligible dependents with COBRA Coverage at the prevailing active employee rate for up to eighteen (18) months from such termination. Thereafter, Executive and his eligible dependents shall be deemed eligible for any retiree medical coverage maintained by the Company.

            (vi) Company's (or its  successor's) obligations under Sections 4.6,
         5.3 and 5.5  shall continue.

            (vii) Company (or its successor) shall, at its cost, provide Executive with Office and Related Services.

            (viii) Company (or its successor) shall pay any amounts owed but unpaid to Executive under any plan, policy or program of Company as of the date of termination at the time provided by, and in accordance with the terms of, such plan, policy or program, including any awards under
         Section 3.4 herein and any Annual Bonus earned in the prior calendar year or portion thereof as described in Section 3.3.

         4.6 Certain Additional Payments by Company. Notwithstanding anything
             --------------------------------------
to the contrary in this Agreement, if any payment, distribution or provision of a benefit by Company to or for the benefit of Executive, whether paid or payable, distributed or distributable or provided or to be provided pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to an excise or other special additional tax that would not have been imposed absent such Payment (including, without limitation, any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended), or any interest or penalties with respect to such excise or other additional tax (such excise or other additional tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), Company shall pay to Executive an additional payment (a "Gross-up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any income taxes and Excise Taxes imposed on any Gross-up Payment, Executive retains an amount of the Gross-up Payment (taking into account any similar gross-up payments to Executive under any stock incentive or other benefit plan or program of Company) equal to the Excise Tax imposed upon the Payments. Company and Executive shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross up Payment. Executive shall notify Company in writing of any claim by the Internal Revenue Service which, if successful, would require Company to make a Gross-up Payment (or a Gross up Payment in excess of that, if any, initially determined by Company and Executive) within ten business days after the receipt of such claim. Company shall notify Executive in writing at least ten business days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If Company decides to contest such claim, Executive shall cooperate fully with Company in such action; provided, however, Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of Company's action. If, as a result of Company's action with respect to a claim, Executive receives a refund of any amount paid by Company with respect to such claim, Executive shall promptly pay such refund to Company. If Company fails to timely notify Executive whether it will contest such claim or Company determines not to contest such claim, then Company shall immediately pay to Executive the portion of such claim, if any, which it has not previously paid to Executive. Company's obligation under this Section 4.6 shall continue after the termination or expiration of the Term.

          4.7 Payment Obligations Absolute. Company's obligation to pay
              ----------------------------
Executive the amounts and to make the arrangements provided in this Article 4 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which Company (including its subsidiaries and affiliates) may have against him or anyone else. All amounts payable by Company shall be paid without notice or demand. Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Article 4, and the obtaining of any such other employment (or the engagement in any endeavor as an independent contractor, sole proprietor, partner, or joint venturer) shall in no event effect any reduction of Company's obligations to make (or cause to be made) the payments and arrangements required to be made under this Article 4.

         Executive acknowledges and agrees that the payments and benefits provided for in this Article 4 constitute the exclusive remedy of Executive upon termination of employment for any reason. Executive further agrees that upon any termination of his employment, upon Company's payment of all amounts and satisfaction of all other obligations due immediately upon termination, and the scheduling of all other payments and obligations due to Executive under this Agreement to the satisfaction of Executive, Executive shall execute a release of claims arising out of Executive's employment with, and termination of employment from, Company in the form attached hereto as Exhibit A (adjusted as necessary to
                                             ---------
conform to then existing legal requirements). Such release shall in no way limit or release Company from or delay Company's obligation to pay or distribute amounts, or provide other benefits, required to be paid, distributed or provided before or after execution of such release.

4.8      Certain Defined Terms.  For purposes of this  Agreement,  the following
         ---------------------
terms shall have the following meanings:

         (i) "Change in Control" means a change in control of Company of a nature that would be required to be reported in response to Item 1(a) of the Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without in any way limiting the foregoing, a Change in Control shall be deemed to have occurred if any one or more of the following events occurs: (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 20% or more of the combined voting power of Company's then outstanding securities having the right to vote at elections of directors of Company ("Voting Securities"); (ii) individuals who constitute the board of directors of Company on the effective date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by Company's shareholders, was approved by at least three-quarters of Company's directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Company in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this clause (ii), be considered as though such person were a member of the Incumbent Board; (iii) a recapitalization or reclassification of the Voting Securities of Company, which results in either (a) a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants), or (b) an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders(on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%;
   (iv) all or substantially all of the assets of Company are liquidated or transferred to an unrelated party; or (v) Company is a party to a merger, consolidation, reorganization or similar transaction pursuant to which Company is not the surviving ultimate parent entity. For purposes of this definition, the terms "Person" shall mean and include any individual, corporation, partnership, group association or other "person," as such term is used in Section 14(d) of the Exchange Act, other than Company, a subsidiary of Company or any employee benefit plan(s) sponsored or maintained by Company or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of Company except any employee(s) or director(s) of Company or any employee benefit plan(s)sponsored or maintained by Company or any subsidiary thereof

         (ii) "Office and Related Services" shall mean appropriate and suitable furnished office space at a mutually agreeable location, together with appropriate and suitable secretarial assistance and phone and internet service at Company's cost and for a period of one (1) year beginning on the date of Executive's termination of employment.

        (iii) The term "immediately" wherever used herein to refer to the timing of a payment or other performance requirement of this Agreement, shall mean within ten (10) business days after the date such payment or performance becomes due.

         (iv) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) Executive's base salary through the Date of Termination to the extent not previously paid, (B) the signing bonus provided for in Section 3.2 to the extent not previously paid, (C) except as otherwise previously requested by Executive, the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by Executive as of the Date of Termination to the extent not previously paid and (D) any vacation pay, expense reimbursements and other cash entitlements accrued by Executive as of the Date of Termination to the extent not previously paid.

        4.9 Confidentiality and Nondisclosure. Executive understands and agrees
            ---------------------------------
That he will be given Confidential Information (as defined below), and specialized training relating to such Confidential Information, during his employment with Company relating to the business of Company and/or its affiliates. Executive hereby expressly agrees to maintain in strictest confidence and not to use in any way (including without limitation in any future business relationship of Executive), publish, disclose or authorize anyone else to use, publish or disclose in any way, any Confidential Information relating in any manner to the business or affairs of Company and/or its affiliates. Executive agrees further not to remove or retain any figures, calculations, letters, documents, lists, papers, or copies thereof, which embody Confidential Information of Company and/or its affiliates, and to return, prior to Executive's termination of employment, any such information in Executive's possession. If Executive discovers or comes into possession of any such information after his termination, he shall promptly return it to Company For purposes of this Agreement, "Confidential Information" includes, but is not limited to, information in the possession of, prepared by, obtained by, compiled by, or that is used by Company or any of its affiliates or customers and (a) is proprietary to, about, or created by Company or its affiliates or customers; (b) gives Company or its affiliates or customers some competitive business advantage, the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interest of Company or its affiliates or customers; and (c) is not typically disclosed by Company or its affiliates or customers, or known by persons who are not employed by Company or its affiliates or customers. Without in any way limiting the foregoing and by way of example, Confidential Information shall include information not generally available to the public pertaining to Company's business operations such as financial and operational information and data, operational plans and strategies, business and marketing strategies and plans for various products and services, global operational planning, and acquisition and divestiture planning.

        4.10 Non-Solicitation. In the event this Agreement is terminated
             ----------------
pursuant to the provisions of Section 4.2 or 4.5 above, Executive agrees that for a period of one (1) year after such termination, Executive shall not, directly or knowingly indirectly, either as an employee, employer, independent contractor, consultant, agent, principal, partner, stockholder, officer, director, or in any other individual or representative capacity, either for his own benefit or the benefit of any other person or entity: (a) solicit, induce, encourage or in any way cause any of Company's (or affiliate's) customers, or prospective customers, or any person, firm, corporation, company, partnership, association or entity which was contacted or whose business was solicited, serviced or maintained by Company (or its affiliates) during the term of Executive's employment with Company to reduce or terminate its business relationship with Company (or such affiliate);or (b) solicit, recruit, induce, encourage or in any way cause any employee of Company (or an affiliate) to terminate his/her employment with Company (or such affiliate).

Article 5: MISCELLANEOUS
           -------------

        5.1  Interest and Indemnification; D&O Insurance.
             -------------------------------------------

             (i) If any payment to Executive provided for in this Agreement is not made by Company when due, Company shall pay to Executive interest on the amount payable from the date that such payment should have been made until such payment is made, which interest shall be calculated at 3% plus the prime or base rate of interest announced by JP Morgan Chase Bank, N.A. at its principal office in Dallas, Texas (but not in excess of the highest lawful rate), and such interest rate shall change when and as any such change in such prime or base rate shall be announced by such bank. If Executive shall obtain any money judgment or otherwise prevail with respect to any litigation brought by Executive or Company to enforce or interpret any provision contained herein, Company, to the fullest extent permitted by applicable law, hereby indemnifies
        Executive for his reasonable attorneys' fees and disbursements incurred by Executive in such litigation and hereby agrees (i) to pay in full all such fees and disbursements and (ii) to pay prejudgment interest on any money judgment obtained by Executive from the earliest date that payment to him should have been made under this Agreement until such judgment shall have been paid in full, which interest shall be calculated at the rate set forth in the preceding sentence.

            (ii) Company agrees that if Executive is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that Executive is or was an employee of Company, or any subsidiary of Company or is or was serving at the request of Company, as a director, Officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise ("Proceeding"), Executive shall be indemnified and held harmless by Company to the fullest extent permitted by applicable law.

               (iii) Company shall provide Executive with directors' and officers' liability insurance at least as favorable as the insurance coverage provided to other senior executive officers and directors of Company respecting liabilities, costs, charges and expenses of any type whatsoever incurred or sustained by Executive (or Executive's legal representative or other successors)in connection with a Proceeding.

        Company's obligations under this Section 5.1(a), (b) and (c) shall continue after the termination of this Agreement.

        5.2 Notices. For purposes of this Agreement, notices and all other
            -------
communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or three days after the date mailed by United States registered or certified mail, return receipt requested, or by a nationally known overnight courier, in either case postage prepaid and addressed as follows:

        If to Company to:         TXU Corp.
                                  1601 Bryan
                                  Street
                                  Dallas, Texas
                                  75201-3411
                                  Attention:
                                  General Counsel

        If to Executive to:       The most recent address on file with Company

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

        5.3 Representation by Company. Company represents to Executive that
            -------------------------
Company is in material compliance with all financial reporting requirements under the securities laws and is not aware of any material misstatement in any financial document that has been publicly issued or filed with the U.S. Securities and Exchange Commission prior to the Effective Date. Company shall indemnify and hold harmless Executive for any damages or liability that Executive may incur as a result of any non-compliance by Company of any financial reporting requirements whether or not related to a breach by Company of this representation.

         5.4 Applicable  Law.  This contract is entered into under, and shall
             ---------------
be governed  for all purposes by, the laws of the State of Texas.

         5.5 Registration and Resale of Securities. Company represents to
             -------------------------------------
Executive that the offer, grant and sale of all shares of common stock of Company contemplated by this Agreement are the subject of an effective registration statement or statements filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Registration

Statements"). Company agrees (i) to use its best efforts to maintain the effectiveness of the Registration Statements during the Term;
(ii) to use its best efforts to ensure that all future offers, grants and sales of shares of common stock of Company to Executive by Company are the subject of Registration Statements and (iii) in the event that any future grant or sale by Company of shares of common stock of Company to Executive during the Term is not the subject of Registration Statements, to enter into a registration rights agreement with Executive on mutually agreeable terms. Executive agrees during the Term to make no sale of common stock of Company that would exceed the applicable volume limitations contained in paragraph (e) of Rule 144 promulgated by the SEC as in effect from time to time, inclusive of any successor to such rule ("Rule 144"). Company agrees during the Term to use its best efforts to satisfy all of the current public information requirements of paragraph (c) of Rule 144 so as to make Rule 144 available at all times to Executive for resales of common stock of Company by Executive.

        5.6 No Waiver.  No failure by either party hereto at any time to give
            ---------
notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        5.7 Severability. If a court of competent jurisdiction determines that
            ------------
any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

        5.8 Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be original, but all of which together will constitute one and the same Agreement.

        5.9 Withholding of Taxes and Other Employee Deductions. Company may
            --------------------------------------------------
withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to Company's employees generally.

        5.10 Headings. The paragraph headings have been inserted for purposes
             --------
of convenience and shall not be used for interpretive purposes.

        5.11 Gender and Plurals. Wherever the context so requires, the masculine
             ------------------
gender includes the feminine or neuter, and the singular number includes the plural and conversely.

        5.12 Successors. This Agreement shall be binding upon and inure to the
             ----------
benefit of Company and any successor of Company, including without limitation any person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Except as provided in the preceding sentence, this Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

        5.13 Term. The term of this Agreement is co-extensive with the Term of
             ----
employment as set forth in paragraph 2.1. Termination shall not affect any right or obligation of any party which is accrued or vested prior to or upon such termination or by its terms continues following the termination of the Term, including without limitation sections 4.5, 4.6, 4.7, 5.1, 5.3 and 5.5 of this Agreement.

        5.14 Entire Agreement; Conflict. This Agreement sets forth the entire
             --------------------------
agreement of the parties with respect to the subject matter hereto. Any modification of this Agreement shall be effective only if it is in writing and signed by the party to be charged. In the event of any conflict between the terms of this Agreement and the terms of any policy, plan or program of Company, the terms of this Agreement shall govern.

        5.15 Deemed Resignations. Any termination of Executive's employment
             -------------------
shall constitute an automatic resignation of Executive as an officer of Company and each affiliate of Company, and an automatic resignation of Executive from the Board of Directors and from the board of directors of any affiliate of Company, and from the board of directors or similar governing body of any corporation, limited liability company or other entity in which Company or any affiliate holds an equity interest and with respect to which board or similar governing body Executive serves as Company's or such affiliate's designee or other representative.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                             TXU CORP.

                             By: /s/ Erle Nye
                                 -------------------------------
                                 Name: Erle Nye
                                       -------------------------
                                 Title:Chairman
                                       -------------------------


                             C. JOHN WILDER

                             /s/ C. John Wilder
                             -----------------------------------

                                    EXHIBIT A

                                 FORM OF RELEASE

                                 GENERAL RELEASE

         1. For valuable consideration, the adequacy of which is hereby acknowledged, the undersigned ("Executive"), for himself, his spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Executive, if any (collectively, "Releasers"), knowingly and voluntarily releases and forever discharges TXU CORP., its affiliates, subsidiaries, divisions, successors and assigns and the current, future and former employees, officers, directors, trustees and agents thereof (collectively referred to throughout this General Release as "Company") from any and all claims, causes of action, demands, fees and liabilities of any kind whatsoever, whether known and unknown, against Company, Executive has, has ever had or may have as of the date of execution of this General Release, including, but not limited to, any alleged violation of

        o        The National Labor Relations Act, as amended;

        o        Title VII of the Civil Rights Act of 1964, as amended;

        o        The Civil Rights Act of 1991;

        o Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

        o The Employee Retirement Income Security Act of 1974, as amended;

        o        The Immigration Reform and Control Act, as amended;

        o        The Americans with Disabilities Act of 1990, as amended;

        o        The Age Discrimination in Employment Act of 1967, as amended;

        o        The Older Workers Benefit Protection Act of 1990;

        o The Worker Adjustment and Retraining Notification Act, as amended;

        o        The Occupational Safety and Health Act, as amended;

        o        The Family and Medical Leave Act of 1993;

        o Any other federal, state or local civil or human rights law or any otherlocal, state or federal law, regulation or ordinance; or

        o        Any public policy, contract, tort, or common law.

         Notwithstanding anything herein to the contrary, this General Release shall not apply to: (i) Executive's rights of indemnification and directors and officers liability insurance coverage to which he was entitled immediately prior to DATE with regard to his service as an officer of Company (including, without limitation, under Sections 5.1 of that certain Employment Agreement between Company and Executive dated as of February 21, 2004 (the "Employment Agreement")); (ii)Executive's rights under any tax-qualified pension or claims for accrued vested benefits under any other employee benefit plan, policy or arrangement maintained by Company or under COBRA; (iii) Executive's rights under the provisions of the Employment Agreement which are intended to survive termination of employment; or (iv) Executive's rights as a stockholder. Excluded from this General Release are any claims which cannot be waived by law.

         2. Executive acknowledges and recites that:

         (a) Executive has executed this General Release knowingly and voluntarily;

         (b) Executive has read and understands this General Release in its entirety, including the waiver of rights under the Age Discrimination in Employment Act;

         (c) Executive has been advised and directed orally and in writing (and this subparagraph (c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of this General Release before executing it;

         (d) Executive has sought such counsel, or freely and voluntarily waives the right to consult with counsel, and Executive has had an opportunity, if he so desires, to discuss with counsel the terms of this General Release and their meaning;

         (e) Executive enters into this General Release knowingly and voluntarily, without duress or reservation of any kind, and after having given the matter full and careful consideration; and

         (f) Executive has been offered 21 calendar days after receipt of this General Release to consider its terms before executing it.

         3. This General Release shall be governed by the internal laws (and not the choice of law principles) of the State of Texas, except for the application of pre-emptive Federal law.

         4. Executive shall have 7 days from the date hereof to revoke this General Release by providing written notice of the revocation to Company's General Counsel, as provided in Section 5.2 of the Employment Agreement, in which event this General Release shall be unenforceable and null and void.




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